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Avatech Solutions, Inc.

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AVATECH SOLUTIONS, INC.

10715 RED RUN BOULEVARD, SUITE 101

OWINGS MILLS, MARYLAND 21117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

NOVEMBER 9, 2010

To the Stockholders of Avatech Solutions, Inc.:

The Annual Meeting of Stockholders of Avatech Solutions, Inc. (the “Company”) will be held at the Company’s offices located at 161 Worcester Road, Suite 401, Framingham, Massachusetts 01701on Tuesday, November 9, 2010 at 9:00 a.m., local time, for the following purposes:

1.	To elect as directors the six nominees selected by the Board of Directors and named in the enclosed proxy to serve for the ensuing year and until the election and qualification of their successors;

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation to change the name of the Company; and,

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed September 13, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. We ask for your support and encourage you to attend the Annual Meeting. On behalf of the Board of Directors, we urge you to sign, date, and return the accompanying proxy card as soon as possible, even if you plan to attend the Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important regardless of the number of shares that you own.

This proxy statement is accompanied by the Company’s Annual Report to Stockholders for the year ended June 30, 2010.

By Order of the Board of Directors,

Marc L. Dulude	Lawrence Rychlak
Chief Executive Officer	Secretary

Owings Mills, Maryland

October 5, 2010

IMPORTANT—YOUR PROXY IS ENCLOSED

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

Important Notice Regarding the Availability of Proxy Materials

For the Stockholder Meeting to be Held on November 9, 2010:

The enclosed Proxy Statement, the enclosed form of Proxy, and Avatech Solutions, Inc.’s Annual Report to Stockholders (including its Annual Report on Form 10-K) are available at

http://annualmeeting.avatech.com.

Information on this website, other than this Proxy Statement, is not a part of this Proxy Statement.

AVATECH SOLUTIONS, INC.

10715 RED RUN BOULEVARD, SUITE 101

OWINGS MILLS, MARYLAND 21117

410-581-8080

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Avatech Solutions, Inc. (the “Company”) in connection with its Annual Meeting of Stockholders to be held on Tuesday, November 9, 2010 at 9:00 a.m., local time, at 161 Worcester Road, Suite 401, Framingham, Massachusetts 01701, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of the meeting. The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone, facsimile, or e-mail. No additional remuneration will be paid to officers, directors or regular employees who solicit proxies. The Company may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. The approximate date on which this proxy statement and form of proxy will be mailed to stockholders is October 6, 2010.

As used in this proxy statement the terms “the Company”, “Avatech”, “we”, “us”, and “our” refer to Avatech Solutions, Inc. and its consolidated subsidiaries unless the context clearly requires otherwise.

As to all matters that may properly come before the meeting, including the election of directors, each record holder of common stock of the Company, par value $.01 per share (“Common Stock”), on the Record Date is entitled to one vote for each share of Common Stock held, and each record holder of the Company’s Series D and Series E Convertible Preferred Stock on the Record Date is entitled to one vote for each share of Common Stock into which shares of such Preferred Stock are convertible as of the Record Date. Shares of Common Stock and of Series D and Series E and Convertible Preferred Stock may be voted in person or by proxy.

The Board of Directors has fixed the close of business on September 13, 2010 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the meeting. On the Record Date, there were outstanding 51,875,739 shares of Common Stock, 1,089,213 shares of Series D Convertible Preferred Stock and 937 shares of Series E Convertible Preferred Stock. As of the Record Date, the shares of Series D and Series E Convertible Preferred Stock are convertible into 2,180,244 and 1,441,539 shares of Common Stock, respectively.

Stockholders who do not plan to attend the Annual Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. A prompt response is helpful and your cooperation will be appreciated.

Proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by: (i) giving written notice to the Secretary of the Company at the Company’s address listed above; or (ii) giving written notice to the Secretary in person at the 2010 Annual Meeting. Any stockholder who attends the 2010 Annual Meeting and revokes his/her proxy may vote in person. However, attendance by a stockholder at the 2010 Annual Meeting alone will not have the effect of revoking a stockholder’s validly executed proxy.

ELECTION OF DIRECTORS (Proposal 1)

At the 2010 Annual Meeting, stockholders will be asked to elect the six directors identified below to hold office for the ensuing year and until their successors are elected and qualify. Each of the current directors is standing for re-election. Garnett Y. Clark, Jr., George W. Cox, Aris Melissaratos, Robert J. Post, David C. Reymann and Thom Waye resigned from the Board on August 17, 2010 in connection with the Company’s acquisition of Rand Worldwide, Inc. (“Rand Worldwide”) in a reverse merger transaction (the “Acquisition”). In connection with and pursuant to the terms of the Acquisition, George M. Davis and Eugene J. Fischer remained on the Board, the size of the Board was reduced to six directors, and Richard A. Charpie, Marc L. Dulude, Suzanne E. MacCormack and Charles D. Yie were elected to fill the resulting four vacancies. Information about the six director nominees, including their names, ages as of the Record Date, and principal occupations and business experience for the past five years, is set forth below. The Company’s Chief Executive Officer is a director nominee.

Name	Age	Director Since
Richard A. Charpie	58	August 2010
George M. Davis	54	July 2006
Marc L. Dulude	50	August 2010
Eugene J. Fischer	63	March 2000
Suzanne E. MacCormack	53	August 2010
Charles D. Yie	52	August 2010

RICHARD A. CHARPIE, PhD—Dr. Charpie joined the Board in connection with the Acquisition, at which time he was also elected Chairman of the Board. He has nearly 30 years of private equity experience and is a Managing Partner of Ampersand Ventures (“Ampersand”). Ampersand was, prior to the Acquisition, the largest stockholder in Rand Worldwide and is currently the largest equity owner of RWWI Holdings LLC (“RWWI”). Dr. Charpie joined Ampersand’s predecessor in 1980 and led its activities beginning in 1983. He has served as a director of more than 35 companies and as Chairman of more than 10. He holds an M.S. in Physics and a Ph.D. in Economics and Finance, both from the Massachusetts Institute of Technology. Dr. Charpie serves on the boards of directors of CoreLab Partners, a clinical trial services company, Endeca Technologies, Inc., an internet search application company, and Talecris Biotherapeutics Holdings Corp. (NASDAQ: TLCR), a biotherapeutics company, and prior to the Acquisition, of Rand Worldwide.

GEORGE M. DAVIS—Mr. Davis joined the Board of Directors in July 2006 and was named Executive Vice Chairman in December 2006 and President and Chief Executive Officer in May 2007. In connection with the Acquisition, Mr. Davis relinquished his executive roles within Avatech. Prior to joining Avatech, Mr. Davis was a co-founder of Aether Systems, Incorporated, a wireless data software and services company, and was its President and Vice Chairman of the Board from 2001 to 2004. Prior to founding Aether Systems, Mr. Davis worked for Westinghouse Electric Corporation (currently a division of Northrop Grumman) and Burroughs Corporation. He is currently a Partner in Coastal Ventures and sits on the Board of Directors of Defywire, a wireless data software company, is a member of the Directors Council of the Baltimore Museum of Art, a Steward of the Chesapeake Bay Foundation and a Trustee of Bethany College. Mr. Davis holds a Bachelor of Science degree in Economics and Business from Bethany College.

MARC L. DULUDE—Mr. Dulude became a director and Chief Executive Officer of Avatech in connection with the Acquisition. From April 1, 2009 through the date of the Acquisition, Mr. Dulude was the President, Chief Executive Officer, and Chairman of the Board of Rand Worldwide. Prior to joining Rand Worldwide, Mr. Dulude was a General Partner with Ampersand Ventures, a private equity firm he joined in 2002. Before Ampersand, Mr. Dulude spent six years at Moldflow Corporation, a product design simulation software company, where he was Chairman, President and CEO. Mr. Dulude has nearly two decades of experience as a senior information technology executive, including serving as Senior VP of Marketing at Parametric Technology Corporation (NASDAQ: PMTC), a product lifecycle management company, and in various positions at Nortel, a telecommunications company. Mr. Dulude holds an M.Eng. in Mechanical Engineering from Carleton University. Mr. Dulude is on the boards of directors of FirstRain, Inc., a search and analytics technology company and Kortec, Inc., a PET packaging equipment manufacturing company.

EUGENE J. FISCHER—Mr. Fischer was a director of PlanetCAD from March 2000 until its merger with Avatech and has continued to serve as a director of Avatech since that time. Mr. Fischer co-founded Capstone Management LLC, a venture capital firm, in July 1995, and is an executive officer in Capstone’s affiliated entities. He was previously a General Partner of Pathfinder Venture Capital Funds and Technology Funding and Vice President/Corporate Banking Group Head at Bank of America. His investment experience includes internet, software, health care service and other technology-enabled service companies. Mr. Fischer holds a Bachelor of Science degree from the University of Minnesota and a Master of Science degree from the University of California, Davis.

SUZANNE E. MACCORMACK—Ms. MacCormack joined the Board of Directors in connection with the Acquisition and is currently a Partner with Ampersand which she joined in 2005. Prior to that, she served as Executive VP of Finance and Administration and as Chief Financial Officer at Moldflow Corporation for eight years. Ms. MacCormack holds a B.A. in Business from Stonehill College and is a C.P.A. Ms. MacCormack is on the board of directors of CoreLab Partners, and prior to the Acquisition, was on the board of directors of Rand Worldwide.

CHARLES D. YIE—Mr. Yie joined the Board of Directors in connection with the Acquisition . He is a General Partner with Ampersand which he joined in 1985 and has been a director of more than 19 companies as well as the Board Chair of 4. Mr. Yie formerly served as a systems engineer and manufacturing specialist at Hewlett-Packard Company. He holds a B.S. in Electrical Engineering and an M.S. in Management, both from the Massachusetts Institute of Technology. Mr. Yie currently serves as the Chair of the board of directors of Kortec, Inc.

The Board of Directors unanimously recommends that you vote “FOR” the election of each nominee named above.

Interests of Director Nominees in the Election

In connection with the Acquisition, the Company and each person who was serving as a director or an executive officer immediately prior to the Acquisition (each, a “Holder”) entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with RWWI, which is currently the largest holder of shares of our Common Stock. Under the Stockholders’ Agreement, until the date on which RWWI ceases to hold at least 25% of the shares of Common Stock (the “Designation Period”), the parties agreed, among other things, that (i) our Board will nominate three individuals designated by RWWI to serve on our Board (each, a “Designator Nominee”) and will recommend that our stockholders vote to elect such Designator Nominees as directors, (ii) the Board will fill any vacancy that may arise upon the resignation, removal, death or disability of any of the elected Designator Nominees with a new director chosen by RWWI, and (iii) our Board will nominate for election and recommend that our stockholders vote to elect our Chief Executive Officer to serve as a director (upon such election, the “CEO Director”) until our next Annual Meeting of Stockholders and that the initial CEO Director will be Mr. Dulude. Messrs. Charpie and Yie and Ms. MacCormack have been designated as Designator Nominees by RWWI for purposes of the 2010 Annual Meeting.

During the Designation Period, each Holder also agreed to vote, and to cause each of his affiliates to vote, all of our voting securities held by such Holder or affiliate (i) for the election of Designator Nominees, (ii) against the removal of any elected Designator Nominee except for cause unless such removal is directed or approved by RWWI, (iii) for the removal of any elected Designator Nominee if such removal is directed or approved by RWWI, and (iv) for the election of a nominee designated to fill any vacancy created by the resignation, removal, death or disability of an elected Designator Nominee or the CEO Director. All Holders agreed to execute, and to cause their affiliates to execute, any written consents required to effectuate their obligations under the Stockholders’ Agreement.

Until the earlier of the expiration of the Designation Period and the date immediately preceding the date of our second Annual Meeting of Stockholders following the Acquisition (the “Continuing Director Period”), the parties agreed that (i) at this Annual Meeting, our Board would nominate for election and recommend that our stockholders vote to elect two individuals, each of whom must have been serving on our Board immediately prior to the Acquisition (each, “Continuing Director Nominee”) to serve until the next Annual Meeting of Stockholders, and (ii) our Board will fill any vacancy that may arise upon the resignation, removal, death or disability of any elected Continuing Director with a new director who was serving our Board of Directors immediately prior to the Acquisition, provided that if no director who was serving on our board of directors immediately prior to the Acquisition is willing or able to serve, then our Board will have discretion to fill any such vacancy provided that such person is not an affiliate of RWWI or Rand Worldwide. In addition, during the Continuing Director Period, RWWI agreed to vote, and to cause each of its affiliates to vote, (a) for the election to our Board of the Continuing Director Nominees, (b) against the removal of any elected Continuing Director Nominee except for cause unless such removal is directed or approved by the remaining elected Continuing Director, if any, (c) for the removal of any elected Continuing Director Nominee if such removal is directed or approved by the remaining elected Continuing Director Nominee, and (d) for the election of a nominee designated by the remaining elected Continuing Director Nominee, if any, to fill any vacancy created by the resignation, removal, death or disability of an elected Continuing Director Nominee. RWWI agreed to execute, and to cause its affiliates to execute, any written consents required to effectuate their obligations under the Stockholders’ Agreement. Messrs. Davis and Fischer have been designated as the Continuing Director Nominees for purposes of the 2010 Annual Meeting.

Quorum; Vote Required; Manner of Approval

A quorum for the Annual Meeting consists of a majority of the sum of (i) the shares of Common Stock outstanding on the Record Date and (ii) the shares of Common Stock into which the shares of Series D Convertible Preferred Stock and Series E Convertible Preferred Stock on the Record Date may be converted, in each case that are present at the meeting in person or by proxy and entitled to vote. Directors are elected by a plurality of the votes cast. Accordingly, if a quorum is present, a director nominee will be elected if he receives the most votes cast on his or her election. Abstentions, withheld votes, and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will have no effect on the outcome of the vote.

All properly executed proxies received pursuant to this solicitation will be voted as directed by the stockholder on the proxy card. If no direction is given, it is the present intention of the proxies named in the accompanying form of proxy to vote the shares represented thereby for the election as directors of the six nominees listed above. If, due to unforeseen contingencies, any of the nominees designated above shall not be available for election, the proxies named in the accompanying form of proxy reserve the right to vote the shares represented thereby for such other person or persons as may be nominated for director by RWWI or the remaining new Continuing Directors, if any, so as to provide a full Board. The Company has no reason to believe that any nominee will be unable to serve if elected.

Qualifications of Director Nominees and Current Directors

The following table lists the specific experience, qualifications, other attributes and skills of each of the director nominees that led the Board of Directors to determine that such persons should serve on the Board.

Director	Skills/Qualifications
Richard A. Charpie	Business and Finance experience gained over 30 plus years of private equity experience; Managing Partner of Ampersand Ventures; Numerous directorships of public and private companies; Board Chair of more than 10 companies; Ph.D. in Economics and Finance

Director	Skills/Qualifications
George M. Davis	Previously the CEO of Avatech Solutions; Senior executive positions at several large public companies; Serves on several Board of Directors; B.S. in Economics and Business

Marc L. Dulude	Business experience includes several directorships and senior executive roles in both public and private companies; Eight years private equity experience; In addition to business experience, possesses a strong technical background including a M. Eng. in Mechanical Engineering

Eugene J. Fischer	Over ten years experience as a Board member of Avatech; Co-founder of Capstone Management, a venture capital firm; Previous venture capital and banking experience; Holds BS and MS degrees

Suzanne E. MacCormack	Business, Accounting and Finance experience gained over 30 years of experience; Over five years experience in private equity firm; Previous senior executive experience in a public company and several positions on Boards Directors; B.A. in Business and holds a CPA

Charles D. Yie	Business experience includes directorships in more than 10 companies and prior senior executive experience; Significant private equity experience with Ampersand as a General Partner; B.S. in Electrical Engineering and M.S. in Management

CORPORATE GOVERNANCE

The Board of Directors periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and complies with the laws, rules and regulations that govern the Company’s operations in all material respects.

Committees and Meetings of the Board of Directors

Board of Directors—During the fiscal year ended June 30, 2010, the Board of Directors held eight meetings. No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the year and (ii) the total number of meetings held by all committees on which the director served during such year. Board members are not required to attend the Annual Meeting of Stockholders but all persons who were serving as directors at the time of the 2009 Annual Meeting of Stockholders attended that meeting.

Audit Committee—The Company’s Board maintains a separately-designated standing Audit Committee that is appointed by the Board to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The Audit Committee’s responsibilities include, among others, direct responsibility for hiring, firing, overseeing the work of and determining the compensation for the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. Prior to August 17, 2010, the members of the Audit Committee were Messrs. Reymann (Chair), Clark, Cox and Post. Each of Messrs. Reymann, Post and Cox satisfied the definition of “audit committee financial expert” as set forth in applicable rules of the Securities and Exchange Commission (the “SEC”). After the Acquisition, George Davis and Suzanne E. MacCormack (Chairperson) were appointed to serve on the Audit Committee. Ms. MacCormack satisfies the SEC’s definition of “audit committee financial expert”. The Audit Committee has adopted a written charter, which is available on the Company’s Internet website at www.avatech.com. During the fiscal year ended June 30, 2010, the Audit Committee met five times.

Nominating Committee—The full Board of Directors acts as a nominating committee for the annual selection of nominees for election as directors (see “Director Recommendations and Nominations” below). The

Board met in this capacity one time during fiscal year 2010. The Board believes that the interests of the Company’s stockholders are served by relegating the nominations process to the full Board, all but two of the members of which are independent directors.

Compensation Committee—Until the merger on August 17, 2010, the Company’s Compensation Committee of the Board of Directors consisted of Messrs. Eugene Fischer (Chair), Garnett Clark and Thom Waye. Following the merger date, Messrs. Fischer and Wie serve as the members of the Committee. The Compensation Committee is charged with reviewing and determining the compensation of the Chief Executive Officer and the other executive officers of the Company. On an annual basis, the Chief Executive Officer evaluates the compensation of the President and Chief Financial Officer based on his performance and peer comparisons and makes a recommendation to the Compensation Committee as to the compensation level for that position for the coming year. During the fiscal year ended June 30, 2010, the Compensation Committee met one time and did not operate under a written charter.

Director Independence

With respect to the composition of the Board of Directors and its committees prior to the Acquisition, the Board has determined that each of Messrs. Clark, Cox, Melissaratos, Post, Reymann and Waye was an “independent director” as that term is defined by Rule 5605(a)(2) of The NASDAQ Stock Market Listing Rules (the “Listing Rules”), that each member of the Compensation Committee was an “independent director” as defined by Rule 5605(a)(2) of the Listing Rules, and that each member of the Audit Committee satisfied the audit committee independence standards of Rule 5605(c)(2) of the Listing Rules.

With respect to the current Board and Audit Committee, the Board has determined that each of Messrs. Charpie, Fischer, Yie and Ms. MacCormack is an “independent director” as defined by Rule 5605(a)(2) of the Listing Rules and that Suzanne E. MacCormack satisfies the audit committee independence standards of Rule 5605(c)(2) of the Listing Rules. In making these independence determinations, in addition to the transactions described below under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”, the Board considered the effect of the Acquisition on independence.

Board Leadership and Role in Risk Oversight

Avatech’s board fulfills a significant role in the oversight of risk in the company both through the actions of the board as a whole and those of its Audit Committee. The Board meets at least every quarter to review the operations of the Company, its financial results and any items of strategic importance. The Audit Committee meets regularly with the independent registered public accounting firm to receive reports on the results of the audited financial statements and to review and approve all major regulatory filings.

Compensation of Directors

Prior to August 17, 2010, the Board’s Compensation Committee was responsible for determining director compensation and adopted a director compensation policy providing for the meeting fees and other compensation. In setting compensation, the Compensation Committee periodically reviewed peer group information. The full Board is now responsible for establishing compensation policies and setting directors compensation and intends to continue in effect the Compensation Committee’s policy. The following table provides information about the compensation paid to or earned by the Company’s directors during fiscal year 2010 who are not Named Executive Officers (as defined below). Information regarding directors who are also Named Executive Officers is presented in the Summary Compensation Table that is provided later in this report. Information with respect to Messrs. Charpie and Yie and Ms. MacCormack is not included because they did not become directors of the Company until August 17, 2010 and received no compensation, in any form, from the Company during fiscal year 2010.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2, 3)	All Other Compensation ($)(4)	Total ($)
Garnett Y. Clark, Jr.[1]	19,350	0	3,688	0	23,038
George W. Cox[1]	19,350	0	3,688	0	23,038
Eugene J. Fischer	19,850	0	3,688	1,870	25,408
Aris Melissaratos[1]	0	20,520	3,688	0	24,208
Robert J. Post[1]	0	22,680	3,688	461	26,829
David C. Reymann[1]	40,950	0	3,688	0	44,638
Thom Waye[1]	0	20,520	3,688	3,987	28,195

(1)	Messrs. Clark, Cox, Melissaratos, Post, Reymann and Waye resigned from the Board effective August 17, 2010.
(2)	The value of each equity award reflects the aggregate grant date fair value of that award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718, “Accounting for Stock Compensation”. See Note 1 to the consolidated audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010 regarding the assumptions underlying the valuation of equity awards.
(3)	At June 30, 2010, outstanding stock options held by directors were as follows: Mr. Clark, options to purchase 58,800 shares; Mr. Cox, options to purchase 58,800 shares; Mr. Fischer, options to purchase 65,555 shares; Mr. Melissaratos, options to purchase 28,800 shares; Mr. Post, options to purchase 58,800 shares; Mr. Reymann, options to purchase 34,800 shares; and Mr. Waye, options to purchase 40,800 shares.
(4)	Amount represents travel reimbursements to Directors to attend Board and other Company meetings.

During the fiscal year ended June 30, 2010, those directors who were employed by the Company received no compensation for serving as a director. Directors are eligible to participate in the Company’s 2002 Stock Option Plan. In April 2009, the Board of Directors approved a reduction of all aspects of Board compensation of 10% in response to a 10% reduction in the base compensation of all Company employees. Under the provisions of the revised Board compensation plan, non-employee members of the Board of Directors receive an annual salary of $9,000, payable in quarterly installments, as well as $900 for each meeting attended. The Chair of the Compensation Committee receives an additional $2,250 per year, paid in quarterly installments, for performing his duties and the Audit Committee Chair receives an additional annual salary of $21,600, also paid in quarterly installments. Non-employee members of the Board receive an additional $450 for each committee meeting which lasts more than 30 minutes. Directors may elect to receive $1.20 worth of stock in lieu of each dollar of cash compensation. Each non-employee director also receives an initial grant of an option to purchase 16,200 shares of Common Stock upon joining the Board, one-third of which vests immediately and the remainder vests in equal installments on the first and second anniversary of the grant date. At the end of each fiscal year, non-employee directors are granted immediately vested options to purchase 5,400 shares of stock. The exercise price of all non-employee director stock options and the value of stock granted in lieu of cash compensation is the closing price of a share of the Common Stock on the last business day before the options are granted or shares of stock are issued.

The new independent directors, Dr. Charpie, Mr. Wie and Ms. MacCormack, have waived the initial component of Board compensation, the initial option grant, and it is anticipated that they will serve on the Board without future compensation.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees, including its principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions. The Code of Ethics is posted on the Company’s Internet website at http://www.avatech.com. In the event of an amendment to, or a waiver from, a provision of the Company’s Code of Ethics that applies to any of the Company’s principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, the Company intends to promptly disclose such amendment or waiver on its Internet website.

Director Recommendations and Nominations

Director candidates may come to the attention of the Board of Directors from any number of sources, including current directors, executive officers or other persons. The Board does not have a formal policy under which it considers the diversity of candidates for directorship when making nominations. The Board periodically reviews its list of candidates available to fill vacancies and researches and evaluates, among other things, the talent, skills, financial and business experience and expertise of the candidate, his or her independence from the Company, and his or her general background. In addition, the Board assesses whether any vacancies are expected due to retirement or otherwise and the need for particular expertise on the Board. Historically, the Board has generally sought to choose individuals that have skills, education, experience and other attributes that will compliment and/or broaden the strengths of the existing directors.

The Board will consider a candidate recommended by a stockholder and, in doing so, will apply these same methods and criteria to any such recommendation. It should be noted, however, that a stockholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a stockholder will be approved by the Board of Directors. A stockholder who desires to nominate a candidate for election may do so only in accordance with Section 5(c) of Article III of the Company’s By-Laws, a copy of which may be obtained from the Secretary of the Company or from the Company’s filings with the SEC.

Furthermore, stockholders should understand that the Board’s ability to nominate directors, whether recommended by a stockholder or otherwise, may be limited by the terms of the Stockholders’ Agreement, which are discussed in detail above in the section entitled “ELECTION OF DIRECTORS (Proposal 1)” under the heading “Interest of Director Nominees in the Election”. Unless the Stockholders’ Agreement is amended or terminated by the parties, the Company agreed to limit the size of the Board to six directors, the Board agreed to nominate certain individuals to the Board for certain periods, and all persons who were serving as directors or executive officers of the Company at the time of the Acquisition (and their affiliated investment funds) and RWWI agreed to vote their respective shares of our voting securities for the election of certain nominees.

Communications with the Board

Any stockholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o the Company’s Secretary, 10715 Red Run Boulevard, Suite 101, Owings Mills, Maryland 21117. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary (subject to any applicable regulatory requirements) will use his judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.

Family Relationships

There are no family relationships among our directors and/or executive officers.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES OF AVATECH SOLUTIONS, INC.

The following table shows information, as of the Record Date, with respect to each person or group of persons, other than directors, director nominees, and executive officers of the Company, known by the Company to beneficially own more than 5% of the Company’s voting securities. Generally, a person “beneficially owns” voting securities if that person has or shares with others the right to vote those securities or to invest (or dispose of) those securities, or if that person has the right to acquire such voting or investment rights, within 60 days of the Record Date (such as by exercising stock options or similar rights). The percent of class owned by each such person is calculated by dividing the number of voting securities beneficially owned by each person by the total number of voting securities actually outstanding on the Record Date. To the Company’s knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all voting securities shown as beneficially owned by them.

Name and Address of Beneficial Owner	Common Stock		Series D Convertible Preferred Stock		Series E Convertible Preferred Stock
	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class
RWWI Holdings LLC c/o Ampersand Ventures 55 William Street, Suite 240 Wellesley, MA 02481	34,232,682	66.0%	—	—	—	—

Group per Schedule 13D/A filing as filed on April 27, 2010 12407 Garrison Forest Road Owings Mills, MD 21117	6,819,787	12.8%	463,631	42.6%	225	24.0%

Sigma Capital Advisors, LLC[1] 800 Third Avenue, 17th Floor New York, NY 10022	2,812,002	5.3%	—	—	—	—

(1)	Amount includes 1,983,969 shares of Common Stock and 591,911 shares of Common Stock issuable upon exercise of outstanding warrants held by Sigma Opportunity Fund, LLC, the managing member of which is Sigma Capital Advisors, LLC. As managing member, Sigma Capital Advisors, LLC has both voting and investment discretion over the shares held by Sigma Opportunity Fund. Mr. Thom Waye, the Board’s former Chair, is the manager of Sigma Capital Advisors LLC.

The following table shows information known by the Company, as of the Record Date, with respect to the beneficial ownership of the Company’s voting securities by each of the Company’s current directors, director nominees, and Named Executive Officers, and all of the current directors, director nominees, and executive officers as a group. Generally, a person “beneficially owns” voting securities if that person has or shares with others the right to vote those securities or to invest (or dispose of) those securities, or if that person has the right to acquire such voting or investment rights, within 60 days of the Record Date (such as by exercising stock options or similar rights). The percent of class owned by each such person is calculated by dividing the number of voting securities beneficially owned by each person by the total number of voting securities actually outstanding on the Record Date. To the Company’s knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all shares of the voting securities shown as beneficially owned by them.

	Common Stock		Series D Convertible Preferred Stock		Series E Convertible Preferred Stock
Beneficial Owner	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class
Eugene J. Fischer[1]	1,411,938	2.7%	500,000	45.9%	75	8.0%
George M. Davis[2]	650,617	1.2%	—	—	—	—
Lawrence Rychlak[3]	388,462	*	—	—	25	2.7%
Richard A. Charpie[3]	—	—	—	—	—	—
Marc L. Dulude	—	—	—	—	—	—
Suzanne E. MacCormack	—	—	—	—	—	—
Charles D. Yie	—	—	—	—	—	—
All current directors, director nominees, and executive officers as a group (3 persons):	2,451,017	4.5%	500,000	45.9%	100	10.7%

*	Less than one percent.
(1)	Mr. Fischer is a member of the Board of Directors. The amount shown for Mr. Fischer includes 6,755 shares of Common Stock subject to options held by Mr. Fischer; 1,000,837 and 115,385 shares of Common Stock issuable on conversion of shares of Series D and Series E Convertible Preferred Stock, respectively, held by Capstone Ventures SBIC, L.P.; and 58,800 shares of Common Stock subject to options held by Capstone. Mr. Eugene Fischer is the president of the general partner Capstone and shares voting and dispositive power with respect to the shares held by Capstone with Barbra L. Santry.
(2)	Mr. Davis is a member of the Board of Directors and is the Company’s Former Chief Executive Officer. The amount shown for Mr. Davis includes 393,000 shares of Common Stock subject to options and 39,461 shares of Common Stock issuable upon exercise of outstanding warrants held by Mr. Davis.
(3)	Mr. Rychlak serves as the Company’s President and Chief Financial Officer. The amount shown for Mr. Rychlak includes 350,000 shares of Common Stock subject to options and 38,462 shares of Common Stock issuable on conversion of shares of Series E Convertible Preferred Stock.

EXECUTIVE OFFICERS

Set forth below is information with respect to the individuals who serve as the executive officers of the Company.

Name	Age	Position
Richard A. Charpie	58	Chairman of the Board
Marc L. Dulude	50	Chief Executive Officer
Lawrence Rychlak	54	President and Chief Financial Officer

Richard A. Charpie—Mr. Charpie became the Chairman of the Board in connection with the Acquisition. Our Bylaws provide that the Chairman is an executive officer of the Company. Information about Mr. Charpie, including his business experience during the past five years, is set forth above under the heading “Election of Directors”.

Marc L. Dulude— Mr. Dulude became Chief Executive Officer in connection with and pursuant to the terms of the Acquisition. Information about Mr. Dulude, including his business experience during the past five years, is set forth above under the heading “Election of Directors”.

Lawrence Rychlak—Mr. Rychlak joined Avatech in May 2005 as Chief Financial Officer and was appointed President in October 2009. Prior to joining the Company, he worked for Baltimore-based Environmental Elements Corporation, where he served as interim president and Senior Vice President and Chief Financial Office from 2001 to May 2005. Mr. Rychlak’s background also includes several senior financial positions in both for profit and not-for-profit organizations, business consulting with a regional consulting firm and eight years with an international accounting and consulting firm. He is a Certified Public Accountant and holds a Bachelor of Arts degree in Accounting and a Master’s degree in Business Administration from Loyola University in Baltimore.

EXECUTIVE COMPENSATION

The following table provides detailed information about the remuneration (for services in all capacities) awarded to, earned by, or paid during the last two fiscal years to (i) the individual who served as the Company’s principal executive officer during fiscal year 2010 (the “PEO”), (ii) the Company’s two most highly compensated executive officers other than the PEO who were serving as executive officers as of June 30, 2010 and who earned more than $100,000 during fiscal year 2010, and (iii) up to two additional individuals for whom information would have been disclosed pursuant to the preceding item (ii) but for the fact that such individuals were not serving as executive officers as of June 30, 2010 (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)[2]	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)[3]	Total ($)
Marc L. Dulude Chief Executive Officer [1]	2010 2009	0 0	0 0	0 0	0 0	0 0	0 0

Lawrence Rychlak President and Chief Financial Officer	2010 2009	223,250 229,125	30,000 20,000	0 42,990	0 0	10,130 9,500	263,380 301,615

George M. Davis Former Chief Executive Officer[4]	2010 2009	237,500 243,750	0 51,500	0 39,241	0 0	9,450 4,615	246,950 339,106

(1)	Mr. Dulude was named Chief Executive Officer on August 17, 2010 in connection with the Acquisition and, as such, received no compensation from Avatech for the fiscal years shown.
(2)	For purposes of this table, the value of each equity award reflects the aggregate grant date fair value of that award computed in accordance with FASB ASC Topic 718, “Accounting for Stock Compensation”. See Note 1 to the consolidated audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010 regarding the assumptions underlying the valuation of equity awards.
(3)	Amount represents employer matching contributions under the Company’s 401(k) plan.
(4)	Mr. Davis resigned his position as Chief Executive Officer on August 17, 2010 upon the closing of the Acquisition. During the year ended June 30, 2010, Mr. Davis served on the Board of Directors but received no fees for such service.

Executive Compensation Philosophy and Employment Arrangements with Named Executive Officers

Compensation Philosophy

Prior to August 17, 2010, the Board maintained a separate Compensation Committee that was charged with establishing executive compensation. The Committee understood and valued the vital impact that executive management has in achieving success for the Company and the creation of stockholder value, and it recognized the highly competitive environment in which the Company must compete for top-level executive management. The overall objective in establishing executive compensation was to ensure that the Company can attract, retain, motivate and reward a high caliber, high performing executive team, which is continually focused on achieving long-term stockholder value. The Committee believed that the Company’s compensation program offers a competitive compensation package to all executive employees that takes into account both individual contributions and corporate performance. No executive officer plays any role in determining or recommending incentive plan compensation awards, except to the extent that an executive also serves as a director and then only to the extent of his or her single vote on compensation matters.

The Committee sought to accomplish its goals by paying competitive base salaries augmented with performance-based incentives, and securing these benefits and the employment of the executives through written employment agreements when appropriate. Short-term compensation includes both base salary and performance-based cash bonus opportunities, while long-term incentives are generally in the form of equity based awards, with or without performance features. Both cash bonuses and long-term incentive plans align management’s interests with stockholders by incenting earnings growth and providing significant equity interest in the Company.

The full Board now makes executive compensation decisions and espouses the views, strategies, and policies that were previously held and employed by the Compensation Committee.

Base salaries are set at levels intended to foster career development among executives, consistent with the long-term nature of the Company’s business objectives. In setting base salary levels, consideration is given to salary levels paid to executives holding similar positions at other comparable organizations. Annual salary adjustments are determined after considering the executive’s performance during the immediately preceding year.

Employment Arrangements with Named Executive Officers

Mr. Dulude has an employment agreement with Rand Technologies of Michigan, Inc. (“RTOMI”), which is a subsidiary of Rand Worldwide. On account of the Acquisition, Rand Worldwide and, thus, RTOMI became subsidiaries of Avatech. Mr. Rychlak has an employment agreement with Avatech. Mr. Davis’s executive officer service prior to August 17, 2010 was performed pursuant to an employment agreement with Avatech. The Board’s prior Compensation Committee believed, and the Board of Directors continues to believe, that these agreements assure fair treatment of the executive in relation to his career with the Company by assuring him of some financial security. The agreements also protect the stockholders by encouraging the executive to continue his attention to his duties without distraction in a potential merger or takeover circumstance and by helping to maintain the executive’s objectivity in considering any proposals to acquire or merge Avatech.

Mr. Dulude’s agreement entitles him to an annual base salary of $275,000 plus an annual discretionary bonus of up to $125,000. The term of his agreement runs through December 31, 2010, but may be terminated sooner by RTOMI or Mr. Dulude. If his agreement is terminated by Mr. Dulude, then the termination must be preceded by a written notice given not less than 90 days before the termination date. If RTOMI terminates the agreement without “Cause” (as defined in the agreement), then Mr. Dulude is entitled to RTOMI’s costs of continuing Mr. Dulude’s employee benefits over the following 12 months. RTOMI will be deemed to have terminated Mr. Dulude without “Cause” if within 12 months following a “Change of Control” (as defined in the agreement) Mr. Dulude terminates his agreement and any of the following events occur and RTOMI does not take action to remedy such event within 30 days of receiving notice from Mr. Dulude of such event: (i) RTOMI substantially reduces or diminishes Mr. Dulude’s duties and responsibilities without Cause; (ii) RTOMI reduces Mr. Dulude’s base salary (other than in connection with a proportional reduction of the base salaries of a majority of the executive employees of Rand Worldwide); or (iii) RTOMI permanently relocates Mr. Dulude without his written consent to another primary office unless Mr. Dulude’s primary office following such relocation is within 50 miles of his primary office immediately before the relocation or his permanent residence immediately prior to the date of his relocation. The Acquisition did not constitute a “Change in Control” under Mr. Dulude’s agreement. If Mr. Dulude is terminated by RTOMI with Cause or if Mr. Dulude voluntarily resigns, then Mr. Dulude is entitled only to the amount owed to Mr. Dulude for work done prior to the termination or resignation. In connection with his employment agreement, Mr. Dulude executed an Employee Confidentiality, Assignment of Inventions, Non-Competition and Non-Solicitation Agreement (the “Confidentiality Agreement”) pursuant to which he agreed, among other things, not to compete with RTOMI or any of its affiliates, including Avatech, during the term of his employment or for 12 months thereafter.

Mr. Rychlak’s employment agreement calls for an annual salary of $235,000, subject to annual review, and the right to participate in all benefit plans offered by the Company to its executive officers, including participation in the Company’s 401(k) plan, its equity compensation plans and its fringe benefit plans. In addition, the agreement contemplates that Mr. Rychlak may be eligible for annual incentive compensation, up to $50,000, based on his achievement of certain performance goals established from time to time, or a discretionary bonus as determined and awarded by the Compensation Committee. Mr. Rychlak’s employment agreement provides for severance benefits if the Company terminates him without “Cause” (as defined in the agreement), if Mr. Rychlak terminates his employment for “Good Reason” (as defined in his agreement), or if he voluntarily resigns upon a “Change in Control” (as defined in the agreement). Severance benefits include the continuation of base salary and benefits (to the extent those benefit plans permit continued participation) for (i) 24 months if the termination occurs at any time prior to June 30, 2011, (ii) a period of months equal to 12 plus the number of full months remaining before July 1, 2012 if the termination occurs on or after June 30, 2011 but before June 30, 2012, and (iii) 12 months if the termination occurs on or after June 30, 2012. Mr. Rychlak agreed in his agreement that the Acquisition would not entitle him to voluntarily resign (other than for Good Reason) and thereafter receive severance. Under his agreement, Mr. Rychlak is prohibited from conflicts of interest and is required to maintain the confidentiality of nonpublic information regarding Avatech and its customers. Additionally, Mr. Rychlak is bound by a covenant not to compete and not to interfere with other employees of Avatech if his employment is terminated for any reason.

During fiscal year 2010, there was no formal incentive compensation plan in effect for the period, however the Compensation Committee awarded a discretionary cash bonus of $30,000 to Mr. Rychlak in recognition of his efforts during the fiscal year.

Under Mr. Davis’ employment agreement, he was entitled to receive an annual base salary of $250,000, to receive and/or participate in such incentive compensation awards and programs as the Board of Directors or its Compensation Committee may from time to time grant or establish, including, without limitation, discretionary bonus programs and participation in the Company’s equity compensation programs, and to participate in the employee benefits plans and programs offered by the Company to its executives and/or its employees generally, including medical, disability and life insurance coverage and participation in the Company’s 401(k) plan. Mr. Davis’ service under his agreement terminated in connection with the Acquisition, and the severance provisions of the agreement were triggered. Pursuant to these severance provisions, (i) all outstanding stock options held by Mr. Davis immediately vested and will remain exercisable for one year, (ii) Mr. Davis is entitled to receive, subject to any waiting periods required by law, including Section 409A of the Internal Revenue Code, continued base salary payments for six months, and (iii) Mr. Davis is entitled to receive continued medical insurance coverage for up to 24 months after termination. Continued medical coverage will be in the form of a waiver by the Company of payments that it otherwise would charge to Mr. Davis for continuation coverage under the federal Consolidated Omnibus Budget Reconciliation Act (“COBRA”) or, for any period during which Mr. Davis is not eligible for COBRA coverage, reimbursement by the Company of premiums (not to exceed

100% of the COBRA rate that the Company would charge to Mr. Davis under its then existing medical insurance plan) that Mr. Davis is required to pay to purchase a policy of comparable private health insurance. Mr. Davis agreed, for one year following termination, not to, directly or indirectly, (a) compete with the Company by selling comparable products or services within 50 miles of any location at which the Company or any of its affiliates sells its products or offers its services, (b) employ or retain or any person who was employed or retained by the Company and/or its affiliates during the period of Mr. Davis’ employment, or (c) solicit any customers or clients of the Company and/or its affiliates.

Equity Compensation

The following table sets forth certain information about options under the Company’s equity compensation plans that remain unexercised at June 30, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name and principal position	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date[2]
Marc L. Dulude Chief Executive Officer	N/A	N/A		N/A	N/A

Lawrence Rychlak President and Chief Financial Officer	100,000 100,000 50,000 100,000	-0- -0- -0- -0-	$ $ $ $	0.50 1.05 1.71 0.84	5/9/2015 10/20/2015 9/29/2016 10/29/2017

George M. Davis Former Chief Executive Officer	18,000 100,000 75,000 200,000	-0- -0- -0- -0-	$ $ $ $	2.10 1.62 0.87 0.87	08/17/2011 08/17/2011 08/17/2011 08/17/2011

(1)	In accordance with the terms of the stock option agreements, all outstanding equity awards held by Messrs. Rychlak and Davis became vested upon the closing of the Acquisition.
(2)	Pursuant to the terms of his employment agreement, the expiration dates of Mr. Davis’ outstanding options changed on account of the termination of his Chief Executive Officer status to August 17, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and executive officers of the Company and each person who beneficially owns more than ten percent of the outstanding shares of Common Stock to file with the SEC an initial report of beneficial ownership on Form 3 and reports with respect to subsequent changes in beneficial ownership of such securities on Form 4 or Form 5. To the Company’s knowledge, based solely upon the review of the copies of such reports furnished to the Company, these persons timely filed all reports required by Section 16(a) during the fiscal year ended June 30, 2010.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company and its subsidiaries for fiscal year ended June 30, 2010.

The Audit Committee has discussed with Stegman & Company, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU § 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has received the written disclosures and the letter from Stegman & Company required by applicable requirements of the PCAOB regarding Stegman & Company’s communications with the Audit Committee concerning independence, and has discussed Stegman & Company’s independence with Stegman & Company.

Based on the foregoing review and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the fiscal year ended June 30, 2010 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for filing with the SEC.

By:	AUDIT COMMITTEE

Suzanne E. MacCormack, Chair
George M. Davis

APPROVAL OF A CHARTER AMENDMENT TO CHANGE THE COMPANY’S NAME (Proposal 2)

Introduction

At the 2010 Annual Meeting, stockholders will also be asked to approve an amendment to our Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), that will change our name from “Avatech Solutions, Inc.” to “Rand Worldwide, Inc.” (the “Name Change”). On September 14, 2010, the Board unanimously adopted a resolution setting forth the Name Change, declaring it advisable and calling for it to be submitted to stockholders for approval. The text of the proposed Name Change amendment is attached to this proxy statement as Appendix A.

Reason for the Proposed Name Change

For many years, Avatech Solutions has grown its business based on the goal of becoming a dominant player in the Autodesk, Inc. reseller marketplace. The name Avatech Solutions is well established and well known in this market. On August 17, 2010, we acquired all of the issued and outstanding capital securities of Rand Worldwide, Inc., a Delaware corporation (“Rand Worldwide”), in a reverse merger transaction (the “Acquisition”). Following the Acquisition and building on our internal efforts, we have now begun to build a complementary portfolio of products and services that are outside of the Autodesk reseller channel. The Board approved and is recommending the Name Change to create a broader corporate identity under the corporate name of Rand Worldwide, while also continuing to market our products and services under the currently used brand names, Avatech Solutions, IMAGINiT Technologies and others previously established by both Rand Worldwide and Avatech Solutions.

In order to best leverage the strength of our combined offerings, we believe that an overall corporate identity that encompasses, but is independent of, our diverse set of technical product and service offerings will better allow us to position the Company for future growth. The existing customer-facing brands and product families, such as IMAGINiT Technologies, Avatech Solutions and Ascent will continue to be used to identify particular families of products and services, all under the Rand Worldwide umbrella. The Rand Worldwide name has been in use by Rand Worldwide and its global subsidiaries for many years and is familiar to many customers both within and outside of the Autodesk channel.

How the Proposed Name Change would be Implemented

If the Name Change is approved by stockholders, it will be implemented through, and become effective upon, the filing of a Certificate of Amendment of Restated Certificate of Incorporation containing the text of the amendment with the Delaware Department of State, Division of Corporations.

If the Name Change becomes effective, the rights of stockholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The Name Change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for stockholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change.

Vote Required

The affirmative vote of a majority of the outstanding shares of stock of the Company entitled to vote on this Proposal is required to approve the Name Change. For this purpose, shares of Common Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock outstanding as of the Record Date vote together as a single class. An abstention and a broker non-vote will each have the effect of a vote against the Proposal.

Recommendation

The Board is of the opinion that the change of the Company’s name from “Avatech Solutions, Inc.” to “Rand Worldwide, Inc.” is in the best interests of the Company and its stockholders as a whole. Accordingly, the Board unanimously recommends a vote “FOR” the approval of the proposed amendment to the Certificate of Incorporation to change the Company’s name.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has again selected the firm of Stegman & Company as the Company’s independent registered public accounting firm for the current fiscal year. Representatives of the Stegman & Company are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Because the shares of Avatech Common Stock issued to RWWI in connection with the Acquisition exceeded 50% of the shares of Avatech Common Stock outstanding immediately after the Acquisition, Rand Worldwide was deemed as the acquiring entity for accounting purposes and the assets and liabilities and the historical operations that will be reflected in our consolidated financial statements going forward will be those of Rand Worldwide. Prior to the Acquisition, Rand Worldwide’s fiscal year end was October 31. The annual financial statements of Rand Worldwide for the years ended October 31, 2009 and 2008 were audited by the independent registered public accounting firm of PricewaterhouseCoopers LLP (“PWC”). The SEC has released guidance that, unless the same accountant reported on the most recent financial statements of both the accounting acquirer and the acquired company, a reverse acquisition results in a change in accountants.

On August 17, 2010, Avatech’s Board of Directors dismissed PWC as Avatech’s independent registered public accounting firm. Such dismissal will become effective upon completion by PWC of its procedures on the financial statements of Rand Worldwide and the filing of the respective financial statements on the Transition Report on Form 10-K for the period between November 1, 2009 and June 30, 2010. During the two most recent fiscal years and through August 17, 2010, Rand Worldwide has not consulted with Stegman regarding any of the matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

The reports of PWC on the consolidated financial statements of Rand Worldwide for the fiscal years ended October 31, 2009 and 2008 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that the report for the year ended October 31, 2009 included an explanatory paragraph expressing substantial doubt about Rand Worldwide’s ability to continue as a going concern, as, at that date, Rand Worldwide had a working capital deficit and outstanding preferred stock that could be redeemed upon request of at least a majority of holders, which would require a payment of approximately $36.2M if called.

During the years ended October 31, 2009 and 2008, and during the interim period from the end of the most recently completed fiscal year through August 17, 2010, there were no disagreements between Rand Worldwide and PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PWC would have caused it to make reference to such disagreement in its reports on the financial statements for such years.

During the years ended October 31, 2009 and 2008, and during the interim period from the end of the most recently completed fiscal year through August 17, 2010, there were no reportable events between Rand Worldwide and PWC, except that during the year ended October 31, 2008, PWC advised Rand Worldwide that it had identified a material weakness relating to the insufficiency of appropriate resources (personnel and systems) in the finance function, leading to an inability of Rand Worldwide to independently record all transactions (in accordance with US GAAP) without error and to timely report results in its financial statements. Rand Worldwide has since remediated that weakness for the year ended October 31, 2009.

ACCOUNTING FEES AND SERVICES

The following is a description of the fees billed to the Company during the fiscal years ended June 30, 2010 and 2009 by Stegman & Company, which served as the Company’s independent registered public accounting firm during such years:

Audit Fees

Audit fees include fees paid to the Company’s independent registered public accounting firm in connection with the annual audit of the Company’s consolidated financial statements, and review of the Company’s interim financial statements. Audit fees also include fees for services performed by the independent registered public accounting firm that are closely related to the audit and in many cases could only be provided by the public accounting firm. Such services include consents related to SEC and other regulatory filings. The aggregate audit fees billed or expected to be billed to the Company by Stegman & Company for the years ended June 30, 2010 and 2009 totaled $130,000 and $129,000, respectively.

Audit Related Fees

Audit related fees include fees paid to the Company’s independent registered public accounting firm for due diligence services related to accounting consultations, internal control reviews, and employee benefit plan audits. The aggregate audit related fees billed or expected to be billed to us by Stegman & Company for the years ended June 30, 2010 and 2009 totaled $10,500 and $10,000, respectively.

Tax Fees

Tax fees include fees paid to the Company’s independent registered public accounting firm for corporate tax compliance, counsel and advisory services. The aggregate tax fees billed or expected to be billed to the Company by Stegman & Company for the years ended June 30, 2010 and 2009 totaled $22,000 and $18,000, respectively.

All Other Fees

There were no other services provided to the Company by its independent registered public accounting firm during the years ended June 30, 2010 or 2009.

Approval of Independent Auditor Services and Fees

The Audit Committee reviews all fees charged by our independent registered public accounting firm, and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by our independent registered public accounting firm and fees charged.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and its subsidiaries have adopted policies and procedures to ensure that related party transactions are reviewed for potential conflicts of interest and that related party transactions are disclosed in SEC reports as and when required by applicable securities laws and regulations. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the Company’s average total assets at year end for the last two completed fiscal years, and in which any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company. Every related party transaction is reviewed by the Company’s Chief Financial Officer and is disclosed to and reviewed by the Board of Directors and is documented in the Corporate minutes. In addition to the Board’s general duties of care and loyalty, the General Corporation Law of the State of Delaware requires the Board to review and approve loans that the Company makes to employees and officers to ensure that such loans will benefit the Company. Related party transactions consummated since July 1, 2008 are discussed below.

Termination of Financing Agreements

In connection with the Acquisition, the following agreements were terminated by Avatech and the other parties thereto:

•

The Common Stock and Warrant Purchase Agreement and the Investor Rights Agreement, each dated January 29, 2007, by and among Avatech, Sigma Opportunity Fund, LLC, Garnett Y. Clark, Jr., Robert Post and George Davis (the “2007 Financing Agreements”); and

•

The Common Stock and Warrant Purchase Agreement and the Investor Rights Agreement, each dated June 12, 2006, by and among Avatech, Sigma Opportunity Fund, LLC and Pacific Asset Partners (together with the 2007 Financing Agreements, the “Financing Agreements”).

Thom Waye, a former director of Avatech, is the managing member of Sigma Capital Advisors, LLC, which is the managing member of Sigma Opportunity Fund, LLC. Messrs. Clark and Post are former directors of Avatech. Mr. Davis is Avatech’s former Chief Executive Officer and a current director.

Under the Financing Agreements, the purchasers named above (the “Purchasers”) were entitled to certain ongoing anti-dilution protections as well as certain ongoing registration rights. In connection with the termination of the Financing Agreements:

•

the Purchasers (i) waived all rights arising as a result of any failures by Avatech to comply with any of the provisions of the Financing Agreements prior to the date of termination and (ii) received a total of 400,015 shares of Common Stock from Avatech, issued as follows: 284,031 shares to Sigma Opportunity Fund, LLC; 3,112 shares to each of Messrs. Clark and Post; 12,448 shares to Mr. Davis; and 97,312 shares to Pacific Asset Partners (together, the “Termination Shares”); and

•

Avatech agreed to include and register for resale in the Shelf Registration Statement (i) the Termination Shares and (ii) the Registrable Securities (as defined in the Financing Agreements); in each case other than those shares that are eligible for resale without restriction pursuant to Securities Act Rule 144.

In connection with the termination of the Financing Agreements, Avatech entered into Amended and Restated Common Stock Purchase Warrants to purchase an aggregate of 726,102 shares of Common Stock (the “Restated Warrants”) with Sigma Opportunity Fund, LLC, Sigma Capital Advisors, LLC, and Messrs. Clark, Post and Davis to (i) reduce the per-share exercise price from $1.5205 to $1.11, (ii) remove certain anti-dilution provisions and (iii) make certain conforming changes to reflect the termination of the Financing Agreements. The Restated Warrants expire on January 29, 2011.

Guarantee of Indebtedness

Our largest stockholder, RWWI, is majority-owned by investment partnerships managed by Ampersand Ventures (the “Ampersand Funds”), and, as such, the Ampersand Funds collectively are the controlling stockholders of Avatech. Pursuant to a Revolving Credit and Security Agreement dated as of August 14, 2009 and amended on January 22, 2010 and July 23, 2010 (the “RWW Credit Agreement”), Rand Worldwide and its direct subsidiaries maintain a $12.5 million credit facility with PNC Bank, National Association, consisting of revolving loans, including a $500,000 sublimit for the issuance of standby or trade letters of credit (the “RWW Credit Facility”). A portion of the RWW Credit Facility is guaranteed by the Ampersand Funds pursuant to a series of Amended and Restated Limited Guaranty and Suretyship Agreements, each dated as of July 23, 2010 (collectively, the “Ampersand Guaranties”). The Ampersand Guaranties collectively provide for a guaranty of $2.5 million of the RWW Credit Facility, which represents the amount of the “Permitted Overadvance” as defined in the RWW Credit Agreement. Beginning on February 1, 2011, and on the first day of each May, August, November and February thereafter, the Permitted Overadvance and the collective amount of the RWW Credit Facility guaranteed by the Ampersand Funds, so long as RWW remains in compliance with its agreement, are reduced by approximately $357,000, until the amount reaches $0. As of September 1, 2101, Rand Worldwide had approximately $2.6 million outstanding under the RWW Credit Facility.

OTHER MATTERS

The Board of Directors is not aware of any other matter which may be presented for action at the 2010 Annual Meeting of Stockholders, but should any other matter requiring a vote of the stockholders arise at the 2010 Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, such discretionary authority to do so being included in the proxy.

As a matter of policy, the Company will afford confidentiality to the votes of individual stockholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. The Company will retain an independent tabulator to receive and tabulate the proxies and ballots and independent inspectors of election to certify the results. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting, who will also determine whether or not a quorum is present.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the definitive proxy statement and voted on by the stockholders at the 2011 Annual Meeting of Stockholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices no later than June 8, 2011 (120 days before the date of mailing based on this year’s proxy statement date), and must meet all other requirements for inclusion in the proxy statement. As provided in the Company’s Bylaws, if a stockholder intends to present a proposal for business to be considered at the 2011 Annual Meeting of Stockholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the Company’s Secretary at the Company’s principal executive offices no earlier than August 11, 2011 and no later than September 9, 2011 (not more than 90 days nor less than 60 days before the first anniversary of the this year’s annual meeting). Additional time constraints are applicable where the date of the annual meeting is changed. Proposals received by the Company outside of these timelines will be considered untimely. If a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

FINANCIAL STATEMENTS

A copy of the Company’s Annual Report on Form 10-K for the year ended June 30, 2010, which contains audited financial statements for the year ended June 30, 2010, accompanies this proxy statement. This Form 10-K may also be obtained without charge by visiting the Company’s website at http://annualmeeting.avatech.com or upon written request to the Corporate Secretary, Avatech Solutions, Inc., 10715 Red Run Blvd., Suite 101, Owings Mills, Maryland 21117.

By Order of the Board of Directors,

Lawrence Rychlak
Secretary

Baltimore, Maryland

October 2, 2010

To the extent the rules and regulations adopted by the SEC state that certain information included in this proxy statement is not deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, such information shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act.

Appendix A

AVATECH SOLUTIONS, INC.

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

AVATECH SOLUTIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of AVATECH SOLUTIONS Inc., at a meeting held on September 28, 2010, duly adopted a resolution setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for the approval of the appropriate majority of stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That the Restated Certificate of Incorporation of this corporation be amended by changing the Article numbered “I” so that, as amended, said Article I shall be and read as follows:

“ARTICLE I: The name of the corporation (the “Corporation”) is Rand Worldwide, Inc.”

SECOND: That the stockholders of AVATECH SOLUTIONS, Inc., at the annual meeting on November 9, 2010, duly approved the amendment of the Restated Certificate of Incorporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said AVATECH SOLUTIONS, Inc., has caused this Certificate of Amendment to be signed by Marc Dulude, Chief Executive Officer, and Lawrence Rychlak, Secretary, as of the      day of November, 2010.

Marc L. Dulude, Chief Executive Officer

ATTEST

Lawrence Rychlak, Secretary